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                                                                   EXHIBIT 10(A)

                                  Summary of

                             BANK ONE CORPORATION
                            STOCK PERFORMANCE PLAN
                           (As of February 20, 2001)


1.   General

     The purpose of Bank One's Stock Performance Plan (the "Plan") is to provide incentives and rewards for employees of Bank One and its subsidiaries to:

     . support the execution of Bank One's business and human resource strategies and the achievement of its goals; and

     . associate the interests of employees with those of Bank One's stockholders.

     The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

2.   Participants

     Any employee of Bank One or one of its subsidiaries selected by the Board's Organization, Compensation and Nominating Committee (the "Committee") is eligible to receive an award under and thereby participate in the Plan. In addition, the Committee may select former employees who have a consulting arrangement with Bank One or a Bank One subsidiary to receive an award under the Plan if the Committee determines such persons have significant responsibility for Bank One's success and future growth and profitability. For purposes of the Plan, a "subsidiary" is any corporation or other entity, whether domestic or foreign, in which Bank One has or obtains, directly or indirectly, a proprietary interest of at least 50% by reason of stock ownership or otherwise.

     In 2001, all of the approximately 80,000 employees of Bank One and its subsidiaries (including directors of Bank One who are employees) are eligible to participate in the Plan.

3.   Administration of the Plan

     Except as otherwise determined by the Board, the Committee will administer the Plan. The Board, or the Committee to the extent determined by the Board, shall determine periodically which employees shall participate in the Plan and, except as otherwise required by law or the Plan, the grant terms of awards under the Plan. Such grant terms shall include:
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     .    vesting schedules
     .    price
     .    length of relevant performance, restriction or option period
     .    dividend rights
     .    post-retirement and termination rights
     . payment alternatives such as cash, stock or other means of payment consistent with the Plan's purposes
     . such other terms and conditions the Board or the Committee deems appropriate

     The Committee is authorized to interpret the Plan provisions and the award summaries given to participants (each, an "Award Summary") and to make final and binding determinations pursuant to any Plan provision or award.

     The Committee may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set, other than its authority with regard to awards granted to employees who are officers or directors of Bank One for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     The Committee will determine the disposition of an award in the event of a participant's retirement, disability, death or other termination of employment. The Committee has the authority at any time to cancel awards for reasonable cause and to provide for the conditions and circumstances under which awards shall be forfeited.

4.   Shares Authorized

     The Plan provides that in any year the total number of shares of Bank One Common Stock, $0.01 par value per share, (the "Common Stock") as to which awards may be granted may not exceed 2% of Bank One's outstanding shares of Common Stock as reported in Bank One's Annual Report on Form 10-K for the previous year, subject to the adjustments described below; however, no more than 16,200,000 shares in the aggregate for all years may be awarded pursuant to incentive stock options. Also available for award in any year in addition to the 2% limit:

     .    any unused portion of the 2% limit for any previous year;
     . any shares of Common Stock previously subject to awards which are cancelled, forfeited, terminated, surrendered, paid in cash or expire unexercised;
     . the excess amount of variable awards which become fixed at less than their maximum limitations; and
     . shares of Common Stock used to pay the purchase price or any withholding taxes associated therewith upon the exercise of an option, to the extent such shares result in the grant of a restorative option;

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provided, however, that the total number of shares of Common Stock available for awards under the Plan in any year may not exceed 5% of the outstanding Common Stock as reported in Bank One's Annual Report on Form 10-K for the year ending immediately prior to such year. The grant of a performance or restricted share or unit award is deemed to be a grant equal to the maximum number of shares which may be issued under the award. Where the value of the award is variable on the date it is granted, the value is deemed to be the maximum limitation of the award. Awards payable solely in cash will not reduce the number of shares available for award under the Plan.

     A participant may receive multiple grants of stock-based awards. The terms and provisions of a type of award need not be the same for all recipients of such an award. The Plan provides that during any five-year period, a participant may not be granted (i) stock options and stock appreciation rights ("SARs") with respect to more than 10,000,000 shares of Common Stock (except that a stock option issued in tandem with an SAR shall be counted as one stock option for purposes of this maximum) or (ii) more than 5,000,000 performance shares (based on the maximum number of shares of Common Stock that may be earned).

     The Common Stock which may be issued pursuant to the Plan will be shares of authorized but unissued Common Stock and shares of Common Stock held as treasury stock. A participant will pay the aggregate purchase price for Common Stock purchased under the Plan to Bank One and, in connection with such purchases, will not owe any fees, commissions or other charges to Bank One or any of its affiliates or any person having a material relationship with Bank One or any of its affiliates.

5.   Grants and Awards

     As the Board or Committee may determine, the following types of awards may be granted under the Plan on a stand-alone or combination basis:

  .  Stock Option
  .  Incentive Stock Option
  .  Stock Appreciation Right
  .  Restricted and Performance Shares
  .  Restricted and Performance Share Units
  .  Dividend or Equivalent Rights
  .  Stock Award
  .  Other Stock-Based Awards

     No Common Stock will be issued pursuant to any award unless Bank One receives consideration at least equal to the par value thereof in the form of cash, services rendered or property.

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     The Committee, in its sole discretion, may from time to time establish performance criteria with respect to an award. Such criteria may be absolute or relative to other companies and may be particular to a line of business, subsidiary or other unit.

     Each award will be evidenced by an Award Summary which will describe the award's terms and conditions.

     For purposes of the Plan, "Fair Market Value" means the closing price of the Common Stock on the New York Stock Exchange Composite Transactions Tape on the business day immediately preceding the grant date; provided, however, that the Committee may modify the definition of Fair Market Value with respect to any particular award.

     Awards granted to executive officers and any other participants subject to certain rules of the Securities and Exchange Commission (the "Commission") may include other requirements or restrictions, including with respect to vesting periods and/or holding periods.

6.   Amendment

     The Board may at any time amend, suspend or discontinue the Plan and alter or amend any awards granted thereunder to the extent permitted by law and the terms of the Plan. There is no set termination date for the Plan.

7.   Adjustments and Change of Control

     The Committee may adjust the number of shares of Common Stock available for issuance, the number of shares covered by any outstanding award and the price per share thereof in the event there is a change in Bank One's capital structure as a result of any stock dividend or split, recapitalization, merger, consolidation or spin-off, or other similar event.

     The Committee will determine, and the relevant Award Summary will state, to what extent, if any, an award's terms and conditions will be modified in the event of a Change of Control, as defined by the Committee from time to time, of Bank One.

8.   Resale of Shares

     The Plan does not impose restrictions on the resale of Common Stock acquired by participants pursuant to the Plan.

9.   Tax Withholding

     Bank One has the right to require the participant to pay in cash or to deduct from the participant's salary or severance benefits or other amounts paid to the participant any sums required by federal, state or local tax law to be withheld. If acceptable to the Committee, in its

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sole discretion, and pursuant to rules established for such purpose, the participant may elect to exchange shares of Common Stock held by the participant, to simultaneously exercise and sell option shares or to tender option shares in order to satisfy the participant's withholding tax obligations with respect to such exercise.

     If appropriate, FICA taxes will be withheld from the paycheck following option exercise. Bank One reserves the right to require cash payment by the participant in satisfaction of FICA tax liability.

10.  Assignment

     Except to the extent permitted by Rule 16b-3 under the Exchange Act, or
Section 422 of the Code, and as otherwise provided in the Award Summary, (i) no award shall be assignable or transferable, except by will or by the laws of descent and distribution and (ii) during a participant's lifetime the award shall be exercisable only by such participant or such participant's guardian, legal representative or permitted transferee. In the event that any award is transferred as described in the preceding sentence, the permitted transferee shall be deemed the award recipient under the Plan. Stock options, incentive stock options and SARs shall be exercisable during the transferee's lifetime only by the award recipient or by the award recipient's guardian, legal representative or similar person.

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